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                                                                   EXHIBIT 12.1


                                US XCHANGE L.L.C
         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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

                                                     FISCAL YEAR ENDED             NINE MONTHS ENDED
                                                        DECEMBER 31,                    JUNE 30,
                                                   1997           1996            1998           1997
                                               -----------    ----------     ------------     -----------
SELECTED HISTORICAL DATA
Earnings were calculated as follows:

Income (loss) before taxes                     $(5,828,368)    $(137,810)    $(31,031,803)    $(2,364,942)
Add:  Fixed charges                                 91,043             -        8,990,211          22,333
Deduct:  Capitalized interest                        2,103             -        1,281,829               -
                                               -----------     ---------     ------------     -----------

Earnings                                       $(5,737,325)    $(137,810)    $(23,323,421)    $(2,342,609)
                                               -----------     ---------     ------------     -----------
Fixed charges were calculated as follows:
Interest expense                                    30,452             -        6,992,544               -
Amortization of debt issuance costs                      -             -          186,200               -
Portion of rentals attributable to interest         60,591             -          529,638          22,333
Capitalized interest                                 2,103             -        1,281,829               -
                                               -----------     ---------     ------------     -----------
Fixed charges                                  $    93,146             -     $  8,990,211     $    22,333
                                               -----------     ---------     ------------     -----------
Ratio of earnings to fixed charges                       -             -                -               -
                                               -----------     ---------     ------------     -----------
Deficiency                                     $ 5,830,471     $ 137,810     $ 32,313,632     $ 2,364,942
                                               -----------     ---------     ------------     -----------
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